EXHIBIT 99.1
Contact:  Cathy Kruse
         Telephone: 701-572-2020 Ext. 1
cathy@georesourcesinc.com

FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports 2011 Fourth Quarter and Full Year Financial Results

Reports Record Production, Revenue, EBITDAX and Adjusted Net Income for the Full Year and Fourth Quarter of 2011

Houston, Texas, March 13, 2012 – GeoResources, Inc. (NASDAQ: GEOI), today announced financial and operating results for the three and twelve month periods ended December 31, 2011.

Full Year 2011 Highlights

•	Generated Adjusted EBITDAX(1) of $89.2 million for the year, a 34% increase over 2010.

•	Generated Adjusted Net Income(1) of $34.9 million for the year, a 43% increase over 2010.

•	Generated Adjusted Earnings Per Share (Diluted)(1) of $1.36/share for the year, a 12% increase over 2010.

•	Ended the year with $219 million in Liquidity(1).

Fourth Quarter 2011 Highlights

•	Generated Adjusted EBITDAX(1) of $26.8 million in the quarter, a 76% increase over the fourth quarter 2010 and an 11% increase over the third quarter 2011.

•	Generated Adjusted Net Income(1) of $10.6 million in the quarter, a 99% increase over the fourth quarter 2010 and a 14% increase over the third quarter 2011.

•	Generated Adjusted Earnings Per Share (Diluted)(1) of $0.41/share in the quarter, a 58% increase over the fourth quarter 2010 and a 14% increase over the third quarter 2011.

(1)	See calculations in section titled “Supplemental Non-GAAP Reconciliations and Measurements.”

The following tables summarize the Company’s financial results for the three and twelve month periods ending December 31, 2011 and December 31, 2010.

	Three Mos. Ended Dec. 31,			Twelve Mos. Ended Dec. 31,
($ in thousands except per share amounts)	2011	2010	∆%	2011	2010	∆%

Revenue	$41,127	$27,106	52%	$137,748	$107,017	29%
Reported Net Income Attributable to GeoResources	6,744	5,178	30%	31,338	23,331	34%
Reported Earnings Per Share (diluted)	0.26	0.26	0%	1.22	1.16	5%
Adjusted Net Income (1)	10,554	5,312	99%	34,896	24,326	43%
Adjusted Earnings Per Share (diluted)	0.41	0.26	58%	1.36	1.21	12%
Adjusted EBITDAX (1)	26,801	15,193	76%	89,214	66,670	34%

	Three Mos. Ended Dec. 31,			Twelve Mos. Ended Dec. 31,
	2011	2010	∆%	2011	2010	∆%

Oil Production (Mbbls)	376	280	34%	1,222	1,060	15%
Gas Production (MMcf)	1,122	1,132	-1%	4,209	4,789	-12%
Barrel of Equivalent Production (MBOE)	563	469	20%	1,924	1,858	4%
Avg. Oil Price Before Hedge Settlements (per Bbl)	$93.33	$72.83	28%	$94.21	$72.05	31%
Avg. Oil Price After Hedge Settlements (per Bbl)	89.48	69.82	28%	88.42	70.33	26%
Avg. Gas Price Before Hedge Settlements (per Mcf)	3.96	3.48	14%	4.15	4.07	2%
Avg. Gas Price After Hedge Settlements (per Mcf)	5.22	5.00	4%	5.36	5.30	1%

(1)	See calculations in section titled “Supplemental Non-GAAP Reconciliations and Measurements.”

 Management Comments

Frank A. Lodzinski, President and CEO of GeoResources, Inc. commented, “We are pleased with our financial and operating results for 2011.  We ended the year with a record net production level of over 6,100 boe/d.  We also generated record revenue, EBITDAX and adjusted net income for both the 4th quarter and year ended December 31, 2011.  Since our management team was put in place at GeoResources in April 2007, we have consistently increased revenues, EBITDAX, net income, production and reserves.  In 2011, our results were largely driven by increased activity in our Bakken and Eagle Ford focus areas.  We expect these two project areas, complemented by the Austin Chalk, to continue to drive profitable growth for us going forward.”

Audited Financial Statements

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31,	December 31,
	2011	2010
ASSETS

Current assets:

Cash	$39,144	$9,370
Accounts receivable:
Oil and gas revenues	26,485	17,627
Joint interest billings and other	21,328	16,021
Affiliated partnerships	371	969
Notes receivable	545	120
Derivative financial instruments	4,037	4,282
Income taxes receivable	7,753	222
Prepaid expenses and other	3,681	2,645

Total current assets	$103,344	$51,256

Oil and gas properties, successful efforts method:

Proved properties	$428,871	$341,582
Unproved properties	44,613	32,403
Office and other equipment	1,675	1,140
Land	146	146
	$475,305	$375,271

Less accumulated depreciation, depletion and amortization	(96,753)	(72,380)

Net property and equipment	$378,552	$302,891

Equity in oil and gas limited partnerships	$2,240	$2,272

Derivative financial instruments	868	851

Deferred financing costs and other	2,687	2,420

	$487,691	$359,690

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31,	December 31,
	2011	2010

LIABILITIES AND EQUITY

Current liabilities:

Accounts payable	$25,483	$14,616
Accounts payable to affiliated partnerships	3,597	2,931
Revenue and royalties payable	17,043	12,450
Drilling advances	12,965	4,203
Accrued expenses	5,073	1,331
Derivative financial instruments	2,890	7,433

Total current liabilities	$67,051	$42,964

Long-term debt	-	$87,000

Deferred income taxes	$44,389	19,289

Asset retirement obligations	7,940	7,052

Derivative financial instruments	-	1,650

Equity:
Common stock, par value $0.01 per share; authorized 100,000,000 shares; issued and outstanding: 25,571,480 in 2011 and
19,726,566 in 2010	$256	$197
Additional paid-in capital	281,515	148,172
Accumulated other comprehensive income	1,069	(3,000)
Retained earnings	85,471	54,133

Total GeoResources, Inc. stockholders' equity	$368,311	$199,502

Noncontrolling interest	-	2,233

Total equity	$368,311	$201,735
	$487,691	$359,690

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

	Three Months Ended Dec. 31,		Twelve Mos Ended Dec. 31,
	2011	2010	2011	2010

Revenue:
Oil and gas revenues	$39,473	$25,229	$130,608	$99,913
Partnership management fees	138	127	507	550
Property operating income	1,361	583	3,562	1,865
Gain on sale of property and equipment	(79)	565	865	953
Partnership income	210	469	1,759	2,240
Interest and other	24	133	447	1,496

Total revenue	$41,127	$27,106	$137,748	$107,017

Expenses:
Lease operating expense	$7,227	$5,581	$24,806	$20,944
Production taxes	2,142	1,746	8,028	6,589
Re-engineering and workovers	492	573	2,628	1,962
Exploration expense	355	83	989	849
Impairment of oil and gas properties	6,043	697	6,043	3,440
General and administrative expense	5,169	3,593	13,875	9,474
Depreciation, depletion and amortization	8,340	6,169	27,659	24,686
Hedge ineffectiveness	31	85	569	(891)
(Gain) / loss on derivative contracts	-	(2)	-	(2)
Interest	389	763	1,909	4,712

Total expense	$30,188	$19,288	$86,506	$71,763

Income before income taxes	$10,939	$7,818	$51,242	$35,254

Income tax expense (benefit):
Current	$(3,758)	$(1,838)	$(2,644)	$8,861
Deferred	7,953	4,478	22,635	3,062
	$4,195	$2,640	$19,991	$11,923

Net income	$6,744	$5,178	$31,251	$23,331

Less: Net loss attributable to noncontrolling interest	$-	$-	$(87)	$-

Net income attributable to GeoResources, Inc.	$6,744	$5,178	$31,338	$23,331

Net income per share (basic)	$0.26	$0.26	$1.24	$1.18

Net income per share (diluted)	$0.26	$0.26	$1.22	$1.16

Weighted average shares outstanding:
Basic	25,580,498	19,723,916	25,171,896	19,720,652

Diluted	25,952,855	20,080,670	25,598,770	20,142,297

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended Dec. 31,
Cash flows from operating activities:	2011	2010
Net income	$31,251	$23,331
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	27,659	24,686
Proved property impairments	6,043	3,440
Gain on sale of property and equipment	(865)	(953)
Provision for doubtful accounts	300	-
Accretion of asset retirement obligations	444	405
Settlement of asset retirement obligations	(213)	-
Unrealized gain on derivative contracts	-	(325)
Hedge ineffectiveness (gain) loss	569	(891)
Partnership income	(1,759)	(2,240)
Partnership distributions	1,791	3,500
Deferred income taxes	22,635	3,062
Non-cash compensation	2,115	1,071
Excess tax benefit from share-based compensation	(2,531)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(19,036)	(499)
(Increase) decrease in prepaid expense and other	(1,472)	707
Increase (decrease) in revenue and royalties payable	4,801	(1,478)
Increase (decrease) in accounts payable and accrued expense	24,607	5,715
Net cash provided by operating activities	$96,339	$59,531

Cash flows from investing activities:
Proceeds from sale of property and equipment	$442	$1,018
Additions to property and equipment net of acreage	-	-
cost recoveries of $0 in 2011 and $20,230 in 2010	(111,294)	(70,126)
Purchase of Trigon Energy Partners, LLC	-	(11,848)
Net cash used in investing activities	$(110,852)	$(80,956)

Cash flows from financing activities:
Proceeds from sale of stock options exercised	$6,270	$135
Excess tax benefit from share-based compensation	2,531	-
Issuance of common stock	122,486	-
Issuance of long-term debt	-	38,000
Reduction of long-term debt	(87,000)	(20,000)
Net cash provided by financing activities	$44,287	$18,135

Net increase (decrease) in cash and cash equivalents	$29,774	$(3,290)

Cash and cash equivalents at beginning of period	9,370	12,660

Cash and cash equivalents at end of period	$39,144	$9,370

Supplementary information:
Interest paid	$909	$3,958
Income taxes paid	$2,498	$8,629

Stock issued for services	$-	$2

Supplemental Non-GAAP Reconciliations and Measurements

The following tables present certain Non-GAAP reconciliations and measurements which the Company believes are informative about its operations and relevant to the markets.  As further indicated below, these measures are not in accordance with, nor superior to, generally accepted accounting principles.

Adjusted Net Income

Adjusted Net Income represents the Company’s calculation of net income adjusted for non-recurring and/or unusual items.  The following tables reconcile reported net income to adjusted net income for the periods indicated (in thousands):

	Three Mos. Ended Dec. 31,		Twelve Mos. Ended Dec. 31,
($ in thousands except per share amounts)	2011	2010	2011	2010

Net Income Attributable to GeoResources, Inc.	$6,744	$5,178	$31,338	$23,331
Add Back:
Hedge ineffectiveness loss / (gain)	31	85	569	(891)
Hedge loss / (gain)		(2)		(2)
Impairment expense	6,043	697	6,043	3,440
Loss / (gain) on sale of properties	79	(565)	(865)	(953)
Tax Impact(1)	(2,343)	(81)	(2,189)	(599)
Adjusted Net Income (2)	$10,554	$5,312	$34,896	$24,326

Adjusted Net Income / Share (Basic)	$0.41	$0.27	$1.39	$1.23
Adjusted Net Income / Share (Diluted)	$0.41	$0.26	$1.36	$1.21

(1)	Tax impact is estimated as 38.1% and 37.6% of the pre-tax adjustment amounts in 2011 and 2010, respectively.
(2)
As used herein, adjusted net income is calculated as net income attributable to GeoResources, Inc. excluding (gains) and losses on property sales, impairment of proved and unproved properties and an unrealized (gains) and losses related to hedge ineffectiveness and income or loss on derivative contracts.  Adjusted net income should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Adjusted EBITDAX

The following tables reconcile reported net income to Adjusted EBITDAX for the periods indicated (in thousands):

	Three Mos. Ended Dec. 31,		Twelve Mos. Ended Dec. 31,
($ in thousands except per share amounts)	2011	2010	2011	2010

Net Income Attributable to GeoResources, Inc.	$6,744	$5,178	$31,338	$23,331
Adjustments:
Loss / (gain) on sale of property and equipment	79	(565)	(865)	(953)
Interest and other expense	(24)	(133)	(447)	(1,496)
Interest expense	389	763	1,909	4,712
Income tax expense:
Current	(3,758)	(1,838)	(2,644)	8,861
Deferred	7,953	4,478	22,635	3,062
DD&A expense	8,340	6,169	27,659	24,686
Hedge ineffectiveness loss / (gain)	31	85	569	(891)
Hedge loss / (gain)	-	(2)	-	(2)
Non-cash compensation expense	649	278	2,115	1,071
Exploration expense	355	83	902 (2)	849
Impairment expense	6,043	697	6,043	3,440
Adjusted EBITDAX (1)	$26,801	$15,193	$89,214	$66,670

(1)
As used herein, Adjusted EBITDAX is calculated as net income attributable to GeoResources, Inc. before interest, income taxes, depreciation, depletion and amortization, and exploration expense and further excludes non-cash compensation, impairments, hedge ineffectiveness and income or loss on derivative contracts.  Adjusted EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

(2)	Excludes $87, which is the non-controlling interest’s portion of exploration expense.

 Liquidity

Liquidity is calculated by adding the net funds expected to be available under the new senior credit facility to our cash and cash equivalents.  We use liquidity as an indicator, along with our ongoing cash flow, of our ability to satisfy our future capital expenditures.

The table below summarizes our liquidity at December 31, 2011 and December 31, 2010.

	($ in thousands)

	Liquidity at	Liquidity at
	December 31, 2011	December 31, 2010

Borrowing base available on new senior revolving credit facility	$180,000	$145,000
Cash and cash equivalents	39,144	9,370
Amounts borrowed on Senior Revolving Credit Facility	-	(87,000)
Liquidity (1)	$219,144	$67,370

(1) Liquidity can vary from period to period for GeoResources, Inc. and can vary among companies as to what is or is not included in liquidity.  This measurement should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance. As of March 9, 2012, the Company had drawn approximately $60 million on its senior revolving credit facility to fund acquisitions and capital expenditures.

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities, currently focused in the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Cautionary Note Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the GeoResources’ expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue,” and similar expressions.  Examples of forward-looking statements, include, but are not limited to: (i) changes in production volumes and prices, future production and development costs,  (ii) projections of capital expenditures, revenues, income or loss, earnings or loss per share, capital structure, and other financial items, (iii) statements of our plans and objectives of our management or board of directors including those relating to planned development of our oil and gas properties, (iv) statements of future economic performance and (v) statements of assumptions underlying such statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  GeoResources undertakes no obligation to update or revise any forward-looking statements.

A further description of these uncertainties and other risks can be found in the GeoResources Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed by GeoResources with the SEC.